EXHIBIT 10.10

Interior
Concepts
The Educated Choice



March 9, 1999

Gary Nelson
Lab Technologies
8245 West I-25 Frontage Rd. #4
Erie, CO 80516

Dear Gary,

     This letter, and the attachment, is to confirm the coverage that Lab Technologies will have for Interior Concepts. I'd like to cover each state individually with a little bit of explanation, this as follows:

ARIZONA - I have made the decision to NOT move forward with the dealer that was added by Bob Johnson, this being Arizona School furnishings. After evaluating both companies, I believe that your direction better focuses on the selling approach we are looking for; pursuing major renovations and new construction. Therefore, your company will have exclusivity in the state for all of the areas noted.

COLORADO - I am not currently able to offer exclusivity in Colorado, due to arrangements that were previously agreed to. Academic Specialties is a school equipment dealer in Colorado which has had our line on a non-exclusive basis for a number of years. The only individual in this organization who is actually out presenting our product is Brent Bieshaar. Brent brought a number of key individuals from school districts along with major players from architectural firms specializing in education to the school equipment show recently held in Denver. Because Brent is only one person, he is not able to adequately represent us with al of the projects going on in Colorado, and in talking to Brent yesterday, he is the first one to admit this. Brent will be registering projects with us and we will protect him on them. He expects that to be a classroom here and a classroom there, not necessarily large projects. Currently he has one project that he is working on, a computer lab at Northglenn Middle School, of which we will provide protection to him. If ever we see projects overlap, we will notify you immediately. We are offering exclusivity for technology labs, life management labs and distance learning classrooms in Colorado, these being areas that we believe your company can do better than any other company.

IDAHO - Your company will have exclusivity in three areas and can register projects in the other areas. Fetzers', Inc., located in Salt Lake city, has one representative that has Idaho as part of his territory, and both your company and his will have the opportunity to register projects for Interior Concepts in the areas as noted on the attached chart.
                                                      18525 Trimble Court
                                                    Spring Lake, MI 49456

                                                             616.842.5550
                                                           1.800.678.5550
                                                         FAX 616.846.3925
                                                 www.interiorconcepts.com

Page 2, cont.

MONTANA - Your company will have exclusivity for our products in all areas in this state.

NEW MEXICO - Your company will have exclusivity for our products in all areas in this state.

UTAH - We had added a new dealer in this state, this being done while Bob was in or employ. This company is Fetzers', Inc., located in Salt Lake City. They have an excellent reputation in the educational market in Utah and have three representatives located in the state itself. I have given them exclusivity with the exception of three areas; Distance Learning classrooms would need to be registered, and they would not be able to pursue Technology Education or Life Management Labs.

WYOMING - Your company will have exclusivity for our products in all areas in this state.

An additional comment on the spreadsheet; I've tried to identify many of the common "classrooms" that we typically see, however, there are a zillion others that I didn't list or have never even heard of. Please do not view this list as limiting as far as areas within an educational facility for your representatives to present our product. These were defined more for "Connect2" and "ConnecTech" purposes. I can probably better explain this over the phone or in person, if this is unclear.

Anyway, Gary, I am really looking forward to spending some selling/training time with each of your representatives (and any new ones, too). If you have any questions on any of the above information or the spreadsheet itself, please do not hesitate to call me.

Sincerely,

Interior Concepts


/s/ CINDY WESSEL
Cindy Wessel
National Sales Manager


Attachment

(Attachment)

                            Lab Technologies
                         State-by-State Coverage
                                   For
                        Interior Concepts Product
                              March 9, 1999


--------------------------------------------------------------------------------------------------------------------
State        Computer   Instructional   Administrative     T2   Technology   Distance   Media   Business    Life
          Instructional   Classrooms     Workstations    Tables Education    Learning  Centers  Education Management
            Classrooms                                             Labs     Classrooms                      Labs
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
Arizona         X             X               X            X        X           X        X         X         X
--------------------------------------------------------------------------------------------------------------------
Colorado       REG           REG             REG          REG       X           X       REG       REG        X
--------------------------------------------------------------------------------------------------------------------
Idaho          REG           REG             REG          REG       X           X       REG       REG        X
--------------------------------------------------------------------------------------------------------------------
Montana         X             X               X            X        X           X        X         X         X
--------------------------------------------------------------------------------------------------------------------
New             X             X               X            X        X           X        X         X         X
Mexico
--------------------------------------------------------------------------------------------------------------------
Utah           N/A           N/A             N/A          N/A       X          REG      N/A       N/A        X
--------------------------------------------------------------------------------------------------------------------
Wyoming         X             X               X            X        X           X        X         X         X
--------------------------------------------------------------------------------------------------------------------


X   =   Exclusivity in these areas in the state
N/A =   Product not available for these areas in the state
REG =   Register projects in these areas in the state